SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 9, 2008

WELWIND ENERGY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

 (former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
(Address of principal executive offices)
(604) 460-8487
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Welwind Energy International Corp.
Form 8-K/A
Current Report

Item 4.01. Change in Registrant’s Certifying Accountant.

On May 9, 2008, the Board of Directors of Welwind Energy International Corp. (the “Registrant”) dismissed Manning Elliott, LLP, Chartered Accountants (“MECA”) as the independent auditors for the Registrant.

During the fiscal years ended December 31, 2007 and 2006 and the subsequent interim period up through the date of termination (May 9, 2008), there were no disagreements with MECA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MECA, would have caused MECA to make reference thereto in its report on the Registrant’s financial statements for such years. Further, there were no reportable events as described in Item 304(a)(1)(iv)(B) of Regulation S-B occurring within the Registrant's two most recent fiscal years and the subsequent interim period up through the date of termination (May 9, 2008).  Other than as set forth below, the reports issued by MECA with respect to the Registrant’s financial statements for the years ended December 31, 2007 and 2006 did not contain any adverse or disclaimer of opinion, and were not modified as to uncertainty, scope or accounting principals.

The audit report of MECA for the financial statements of the Registrant as of December 31, 2007, contained a separate paragraph stating:

“The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses. The Company will need additional equity/debt financing to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The audit report of MECA for the financial statements of the Registrant as of December 31, 2006, contained a separate paragraph stating:

“The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred significant operating losses. The Company will need additional equity/debt financing to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. ”

During the Registrant's two most recent fiscal years and the subsequent interim period up through the date of this Report, neither the Registrant nor anyone on its behalf consulted with any other independent auditor regarding the application of accounting principles to a specific, completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements. Further, no other independent auditor has provided written or oral advice to the Registrant that was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issues during the period that MECA served as the Registrant’s independent auditor.

The Registrant provided a copy of the foregoing disclosures to MECA prior to the date of the filing of this report and requested that MECA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Report. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

On May 9, 2008, the Registrant’s Board of Directors approved the appointment of Moore & Associates, Chartered ("Moore") as the Company's independent auditor.

The Company has not consulted with Moore regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the two most recent fiscal years through present.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of Agreement from Manning Elliott, LLP, Chartered Accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Well	Welwind Energy International Corp.

Dated: May 16, 2008
	By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President